Exhibit 99.2

FOR IMMEDIATE RELEASE
Qualcomm Contacts:
Emily Kilpatrick
Corporate Communications
Phone: 1-858-845-5959
email: corpcomm@qualcomm.com

Warren Kneeshaw
Vice President, Investor Relations
Phone: 1-858-658-4813
e-mail: ir@qualcomm.com

Qualcomm Announces Strategic Realignment Plan

-Taking Aggressive Actions to Improve Performance-

-Plan Designed to Right-Size Cost Structure and Increase QCT Margins-

-Will Examine Financial and Structural Alternatives to Create Stockholder
Value and Position the Company for Future Growth-

-Plan Endorsed by JANA Partners, a Significant Qualcomm Stockholder-

SAN DIEGO - July 22, 2015 - Qualcomm Incorporated (NASDAQ: QCOM) today announced it has initiated a Strategic Realignment Plan designed to improve execution, enhance financial performance and drive profitable growth as the Company works to create sustainable long-term value for stockholders. The Company also announced that it has entered into an agreement with JANA Partners pursuant to which Mark McLaughlin and Tony Vinciquerra have been added to the Board of Directors and a third director to be selected by the Company and consented to by JANA will be added promptly.

The core elements of the new plan include:

•
Aggressively right-sizing the cost structure by eliminating approximately $1.4 billion in spending, including an approximately $300 million reduction in annual share-based compensation grants; Company expects to achieve this run-rate by the end of fiscal year 2016

•	Reviewing alternatives to the Company’s corporate and financial structure

•	Reaffirming the Company’s plan to return significant capital to stockholders

•	Adding new Directors with complementary skills while reducing the average tenure of the Board of Directors

•	Further aligning executive compensation with performance, including returns on investment

•	Disciplined investment in areas that further Qualcomm’s leadership positions, build upon the Company’s core technologies and capabilities and offer attractive growth opportunities and returns

“We are making fundamental changes to position Qualcomm for improved execution, financial and operating performance,” said Steve Mollenkopf, CEO of Qualcomm Incorporated. “We are right-sizing our cost structure and focusing our investments around the highest return opportunities while reaffirming our intent to return significant capital to stockholders and refreshing our Board of Directors. Importantly, our Strategic Realignment Plan is designed to drive meaningful change in the near term - without jeopardizing our ability to retain and build upon our technology leadership position and create long-term value for our stockholders.”

Barry Rosenstein, managing partner of JANA Partners, commented, “We support the bold steps the Board and management are pursuing to enhance stockholder value and are pleased to have worked constructively with them in this endeavor.”

The details of the Qualcomm Strategic Realignment Plan are as follows:

1.
Aggressively right-sizing the cost structure to deliver profitable growth. Qualcomm is implementing a comprehensive cost reduction action to reduce annual costs from its fiscal 2015 levels of $7.3 billion (adjusted for variable compensation) by approximately $1.1 billion through a series of targeted reductions that will not jeopardize the Company’s growth objectives or core technology roadmap. These cost initiatives include reductions in headcount and temporary workforce, streamlining the engineering organization, reducing the number of offices and increasing the mix of resources in lower-cost regions. The Company is also reducing annual share-based compensation grants by approximately $300 million. While these specific cost initiatives are expected to be fully implemented by the end of fiscal year 2016, the Company will continue to examine its cost structure for additional efficiencies that enhance profitability without sacrificing its future growth potential.

2.
Initiating new review of financial and structural alternatives available to create stockholder value. In light of recent industry developments and other elements of the Strategic Realignment Plan, Qualcomm’s Board and management, with the assistance of outside financial advisors, are conducting a review of the Company’s corporate structure (including possible business separation alternatives), capital return opportunities and other potential strategic and financial alternatives available to the Company to create stockholder value. The Company does not expect to publicly comment on this review prior to its completion, which is expected to occur by the end of the calendar year.

3.
Reaffirming intent to return significant capital to stockholders. A strong balance sheet and regulatory resolution in China have provided Qualcomm the flexibility to significantly increase its capital returns to stockholders and execute the largest capital returns program in Company history. Qualcomm is committed to continuing to return a minimum of 75% of free cash flow to stockholders through dividends and repurchases going forward, in addition to the previously announced $10 billion stock repurchase program to be completed by March 2016. Changes to the capital return program will be considered as part of the Board and management’s review of financial and structural alternatives.

4.
Adding new Directors with complementary skill sets while reducing the average tenure of the Board of Directors. Mark McLaughlin and Tony Vinciquerra have been added to the Board and the Company plans to appoint one additional independent director. These directors bring skills and perspectives that will be helpful to the Company as it implements its Strategic Realignment Plan. The Company is also reducing the average tenure of the Board of Directors. General Brent Scowcroft and Duane Nelles have retired from the Board. Sir Donald Cruickshank had previously informed the Company that he will not stand for re-election to the Board in 2016. Raymond Dittamore has advised the Company that, assuming he is re-elected to the Board at the Company’s 2016 Annual Meeting of Stockholders, he does not intend to stand for re-election in 2017.

5.
Further aligning executive compensation with performance and stockholder return objectives. The Board plans to change Qualcomm’s executive compensation program by adding an additional returns-based metric for performance-based equity awards and taking share-based compensation provided to the Company’s executives and other employees into account when calculating earnings per share for use in determining executives’ annual cash bonuses.

6.
Disciplined investment to further leadership positions and drive growth while delivering attractive returns. The Company intends to focus its investments in technologies that scale across core smartphone and adjacent growth opportunities, such as in its leading modem and other differentiated technologies. Qualcomm is reducing its investments outside of QTL and QCT and will focus these investments around the highest-return opportunities, including data centers, small cells and certain IoE verticals.

“Qualcomm has been and will continue to be the industry leader in mobile technologies,” said Mr. Mollenkopf. “We have tremendous advantages and IP leadership, and we are very well positioned to capitalize on the significant long-term opportunities before us as mobile computing dramatically expands beyond the smartphone. The actions we are taking today are designed to ensure that we are properly structured to seize these opportunities while delivering improved near-term performance. I have great confidence in our employees and our ability to implement this new plan and I look forward to providing our stockholders with quarterly updates on our progress.”

“On behalf of the Company and the entire Qualcomm Board, I want to sincerely thank Brent and Duane for their dedication to the Company, service to stockholders and substantial contributions to the growth and success of Qualcomm as it has generated significant shareholder returns during their tenure,” said Dr. Paul Jacobs, Executive Chairman of Qualcomm Incorporated. “We welcome Mark and Tony to the Board.” Dr. Jacobs further added, “The comprehensive set of initiatives that we have unveiled today is aimed at enhancing stockholder value and driving growth as we position Qualcomm for continued success in the future.”

In connection with the appointments of Messrs. McLaughlin and Vinciquerra, Qualcomm Incorporated and JANA Partners have entered into a cooperation agreement, which will be filed with the Securities and Exchange Commission by the Company.

The Company will discuss the Strategic Realignment Plan during its fiscal third quarter results conference call today at 1:45pm Pacific Time. The accompanying slides can be found at http://investor.qualcomm.com/results.cfm.

Biographical information for Mark D. McLaughlin and Tony Vinciquerra
Mark D. McLaughlin is Chairman, President and Chief Executive Officer of Palo Alto Networks. He joined the company as President and Chief Executive Officer in August of 2011 and became Chairman of the Board in 2012. He previously served as President and Chief Executive Officer of Verisign, where he held a number of key positions from 2000 to 2007. Prior to Verisign, he was the Vice President of Sales and Business Development for Signio, a leading Internet payment company, and was instrumental in driving the acquisition of Signio by Verisign in 1999. Before joining Signio, he was the Vice

President of Business Development for Gemplus, the world’s leading smart-card company, and served as General Counsel of Caere Corporation. Earlier in his career, he practiced law as an attorney with Cooley Godward Kronish LLP. President Barack Obama appointed Mr. McLaughlin to serve on the National Security Telecommunications Advisory Committee (NSTAC) in January 2011 and to the position of Chairman of the NSTAC in 2014. Mr. McLaughlin currently serves on the Board of Directors for Opower.

Anthony J. “Tony” Vinciquerra is Senior Advisor to Texas Pacific Group in the Technology, Media and Telecom sectors, where he advises TPG on acquisitions and operations. Previously, he was Chairman and Chief Executive Officer of Fox Networks Group, the largest and most profitable operating unit of News Corporation. Prior to joining Fox, he was Executive Vice President and Chief Operating Officer of Hearst-Argyle Television. Earlier in his career, he held senior leadership positions at CBS’s television station group and at local television CBS affiliates in the Northeast. Tony currently serves on the Board of Directors of companies including Univision Communications, Inc. and DirecTV. Tony previously served as Lead Independent Director of Motorola Mobility and as a director of its predecessor company Motorola.

About Qualcomm
Qualcomm Incorporated (NASDAQ: QCOM) is a world leader in 3G, 4G and next-generation wireless technologies. Qualcomm Incorporated includes Qualcomm’s licensing business, QTL, and the vast majority of its patent portfolio. Qualcomm Technologies, Inc., a wholly-owned subsidiary of Qualcomm Incorporated, operates, along with its subsidiaries, substantially all of Qualcomm’s engineering, research and development functions, and substantially all of its products and services businesses, including its semiconductor business, QCT. For more than 30 years, Qualcomm ideas and inventions have driven the evolution of digital communications, linking people everywhere more closely to information, entertainment and each other. For more information, visit Qualcomm’s website, OnQ blog, Twitter and Facebook pages.

Note Regarding Forward-Looking Statements
In addition to the historical information contained herein, this news release contains forward-looking statements that are inherently subject to risks and uncertainties, including but not limited to statements regarding our Strategic Realignment Plan and the goals, expectations, execution and elements of that plan, including aggressively right-sizing our cost structure, reviewing alternatives to our corporate and financial structure, reaffirming our plan to return significant capital to stockholders, adding new Directors with complementary skills while reducing the average tenure of the Board of Directors, further aligning executive compensation with performance, disciplined investment in areas that further our leadership positions and build upon our core technologies and capabilities and offer attractive growth opportunities and returns; our expectation that we will continue to be the industry leader in mobile technologies; and our being very well positioned to capitalize on the significant long-term opportunities before us. Forward-looking statements are generally identified by words such as “estimates,” “guidance,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks” and similar expressions. Actual results may differ materially from those referred to in the forward-looking statements due to a number of important factors, including but not limited to risks associated with our ability to successfully execute our Strategic Realignment Plan, including our ability to achieve anticipated cost savings in anticipated timeframes, and to improve our operations and business and financial results; commercial network deployments, expansions and upgrades of CDMA, OFDMA and other communications technologies, our customers’ and licensees’ sales of products and services based on these technologies and our ability to drive our customers’ demand for our products and services; competition in an environment of rapid technological change; our dependence on a small number of customers and licensees; the continued and future success of our licensing programs; attacks on our licensing business model, including current and future legal proceedings or actions of governmental or quasi-governmental bodies or standards or industry organizations; the enforcement and protection of our intellectual property rights; government regulations and policies, or adverse rulings in enforcement or other proceedings; the commercial success of our new technologies, products and services; the execution of our Strategic Realignment Plan; claims by third parties that we infringe their intellectual property; acquisitions, strategic transactions and investments; our dependence on a limited number of third-party suppliers; our stock price and earnings volatility; risks associated with our indebtedness; our ability to attract and retain qualified employees; global economic conditions that impact the mobile communications industry; foreign currency fluctuations and failures in our products or services or in the products or services of our customers or licensees, including those resulting from security vulnerabilities, defects or errors. These and other risks are set forth in the Company’s Quarterly Report on Form 10-Q for the third quarter ended June 28, 2015 filed with the SEC. Our reports filed with the SEC are available on our website at www.qualcomm.com. We undertake no obligation to update, or continue to provide information with respect to, any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise.

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